Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS'


The  Board  of  Directors
Invicta  Group  Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Invicta Group Inc. of our report dated April 4, 2003, relating to the consolidated financial statements of Invicta Group Inc. which report appears in the registration statement of Invicta Group Inc. on Form SB-2, Amendment No. 6 (Reg. No. 333-102555), filed with the SEC on August 15, 2003

DRESLIN  FINANCIAL  SERVICES


/s/  David  G.  Dreslin
-----------------------
David  G.  Dreslin
Seminole,  Florida
December,  16  2003